EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned officers and/or directors of Sunoco, Inc., a Pennsylvania corporation, do and each of them does, hereby constitute and appoint Thomas W. Hofmann, Michael S. Kuritzkes and Joseph P. Krott, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him or her and in his or her name, place and stead, to sign the Sunoco, Inc. Form 10-K for the year ending December 31, 2005 and any and all future amendments thereto; and to file said Form 10-K and any such amendments with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 2nd day of March, 2006.

/s/ ROBERT J. DARNALL	/s/ JAMES G. KAISER
Robert J. Darnall Director	James G. Kaiser Director

/s/ JOHN G. DROSDICK	/s/ JOSEPH P. KROTT
John G. Drosdick Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	Joseph P. Krott Comptroller (Principal Accounting Officer)

/s/ URSULA O. FAIRBAIRN	/s/ RICHARD H. LENNY
Ursula O. Fairbairn Director	Richard H. Lenny Director

/s/ THOMAS P. GERRITY	/s/ R. ANDERSON PEW
Thomas P. Gerrity Director	R. Anderson Pew Director

/s/ ROSEMARIE B. GRECO	/s/ G. JACKSON RATCLIFFE
Rosemarie B. Greco Director	G. Jackson Ratcliffe Director

/s/ THOMAS W. HOFMANN	/s/ JOHN W. ROWE
Thomas W. Hofmann Senior Vice President and Chief Financial Officer (Principal Financial Officer)	John W. Rowe Director /s/ JOHN K. WULFF John K. Wulff Director